                                                                       EXHIBIT 3
                                   CEDE & CO.
                          C/O DEPOSITORY TRUST COMPANY
                                 55 WATER STREET
                          NEW YORK, NEW YORK 10041-0099


                                               March 10, 1999
Malan Realty Investors, Inc.
30200 Telegraph Road, Suite 105
Bingham Farms, Michigan  48025

Attention: Corporate Secretary

                     Re: Shareholder Notice With Respect To 2000 Annual Meeting

Ladies and Gentlemen:

                  Cede & Co., the nominee of the Depository Trust Company ("Cede"), is a holder of record of shares of Common Stock, $.01 par value per share (the "Common Stock"), of Malan Realty Investors, Inc. (the "Company"). These shares are registered on the stock transfer books of the Company in the name of Cede. Cede is informed by its Participant, PaineWebber Incorporated (the "Participant"), that on the date hereof 255,800 shares of the Common Stock credited to the Participant's account are beneficially owned by Kensington Investment Group, Inc. ("Kensington").

                  At the request of Participant, on behalf of Kensington, Cede, as holder of record of shares of the Common Stock, is hereby submitting this notice (the "Notice") to the Company in accordance with the requirements of
Article III, Sections 3.12 of the Amended and Restated Bylaws of the Company, dated September 7, 1999 (the "Bylaws"). Cede's address is c/o Depository Trust Company, 55 Water Street, New York, New York 10041-0099. Kensington's address is 4 Orinda Way, Suite 220D, Orinda, California 94563.

                  Cede intends, and has been informed by Kensington that Kensington represents that it intends, to appear at the 2000 annual meeting of the Company's stockholders (the "Annual Meeting") in person or by proxy to submit the business specified in this notice. Cede has been informed by Kensington that Kensington is seeking at the Annual Meeting to elect the following persons as members of the Board of Directors of the Company, and in that regard hereby nominates the following persons (each a "Nominee") as nominees for election as directors of the Company at the Annual Meeting.

                           Paul Gray II
                           Jill Holup
                           John P. Kramer
                           Jeffrey Lewis
                           Andrew Miller
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                  Cede has been informed by Kensington that Kensington believes the Nominees are appropriate candidates for election at the Annual Meeting and that Kensington believes that the Nominees presence on the Board of Directors of the Company will help to enhance shareholder value.

                  Cede has been informed by Kensington that certain information relating to each of the Nominees as required by the Bylaws is set forth herein and in Annexes A through E of this Notice. Except as set forth herein or in any of such Annexes, to the best of Kensington's knowledge (i) no Nominee owns any securities of the Company or any parent or subsidiary of the Company, directly or indirectly, beneficially or of record, or has purchased or sold any securities of the Company within the past two years, and none of their associates beneficially owns, directly or indirectly, any securities of the Company, (ii) no Nominee, his or her associates or any member of his or her immediate family, has any arrangement or understanding with any person (a) with respect to any future employment by the Company or its affiliates or (b) with respect to future transactions to which the Company or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction, or series of similar transactions, that has occurred since January 1, 1999 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is a party and in which the amount involved exceeds $60,000, (iii) no Nominee is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies, (iv) no Nominee or any of his or her associates has any arrangement or understanding with any person pursuant to which he or she was or is to be selected as a director, nominee or officer of the Company, and (v) there is no other information with respect to any Nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended. Matters disclosed in any part of this Notice, including the Annexes, should be deemed disclosed for all purposes of this Notice. The written consent of each Nominee to be nominated and to serve as a director of the Company is attached hereto.

                  Cede has been informed by Kensington that the following is a description of all arrangements or understandings between Kensington and each Nominee and any other person, with respect to the proposals contained in this Notice, the election of each Nominee as a director, and actions to be proposed or taken by each Nominee if elected as a director:

                  Kensington has agreed to indemnify each Nominee from and against any losses incurred by such Nominee resulting from, relating to or arising out of the nomination of such Nominee for election as a director of the Company at the Annual Meeting.

                  Each Nominee has agreed with Kensington to be named as a nominee for election as a director of the Company at the Annual Meeting (or at any special meeting of the shareholders called for that purpose).

                  Cede has been informed by Kensington that: (i) the proposal included in this Notice is a proper matter for shareholder action and (ii) this Notice sets forth information which
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is equivalent to the information that would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were solicited for shareholder consideration of the proposals included in this Notice at a meeting of shareholders, including information required if proxies were solicited for the election of the Nominees as directors of the Company.

                  While Cede is furnishing this Notice as the stockholder of record of the shares of Common Stock, it does so at the request of Participant and only as a nominal party for the true party in interest, Kensington. Cede has no interest in this matter other than to take those steps which are necessary to ensure that Kensington is not denied its rights as the beneficial owner of Common Stock, and Cede assumes no further responsibility in this matter.


                                            Sincerely yours,
                                            Cede & Co.
                                            By:  /s/ John L. Scheuermann
                                               --------------------------------
                                                  John L. Scheuermann, partner

Enclosures:  Annexes A-E
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                                     ANNEX A

                  Name:                 ANDREW MILLER (the "Nominee")
                  Age:                  45
                  Business address:     1800 Sherman Avenue, Suite 100
                                        Evanston, IL 60201
                  Residence address:    920 Woodland Drive
                                        Glenview, IL 60025


         Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  1996-Present:     President
                                    Miller Capital Advisory, Inc.
                                    Chicago, IL
                                    (Advisory business focused on real estate capital markets and asset management)

                  1981-1995:        First Vice President, Capital Markets
                                    Homart Development Co.
                                    Chicago, IL
                                    (Consultant on acquisition, disposition and general asset management of real estate)

         None of the entities listed above is a parent, subsidiary or other affiliate of Malan Realty Investors, Inc. The Nominee does not hold any positions or offices with Malan Realty Investors, Inc.

         The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

                  None.

         Set forth below are the number of shares of capital stock of Malan Realty Investors, Inc. beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock:

                  None.
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         The Nominee has entered into an Indemnification Agreement with
Kensington. The Indemnification Agreement includes the written consent of the Nominee to serve as director of Malan Realty Investors, Inc. if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Kensington contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.
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                                     ANNEX B

                  Name:                     JEFFREY LEWIS (the "Nominee")
                  Age:                      54
                  Business address:         2400 Financial Center
                                            Seattle, WA 98161
                  Residence address:        9712 SW 188th Street
                                            Vashon Island, Washington 98070

         Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  1998-Present:   Vice President
                                  Kennedy Associates Real Estate Counsel, Inc.
                                  Seattle, Washington
                                  (Real estate investing)

                  1996-1998:      Principal Investment Officer
                                  California Public Employees' Retirement System
                                  Sacramento, California
                                  (Managed the fund's national office portfolio)

                  1992-1996       Consultant
                                  BARD Consulting
                                  Sacramento, California
                                  (Consulting)

         None of the entities listed above is a parent, subsidiary or other affiliate of Malan Realty Investors, Inc. The Nominee does not hold any positions or offices with Malan Realty Investors, Inc.

         The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

                  None.

         Set forth below are the number of shares of capital stock of Malan Realty Investors, Inc. beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock:

                  None.
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         The Nominee has entered into an Indemnification Agreement with
Kensington. The Indemnification Agreement includes the written consent of the Nominee to serve as director of Malan Realty Investors, Inc. if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Kensington contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.
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                                     ANNEX C

                  Name:                     JILL HOLUP (the "Nominee")
                  Age:                      36
                  Business address:         5949 Sherry Lane, Suite 1600
                                            Dallas, TX 75225
                  Residence address:        6747 Lupton Drive
                                            Dallas, TX 75225

         Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  1997-Present:  Partner and Portfolio Manager
                                 John McStay Investment Counsel
                                 Dallas, Texas
                                 (Investment management firm)

                  1996-1997:     First Vice President, Equity Research
                                 McDonald & Company Securities
                                 Cleveland, Ohio
                                 (Investment bank)

                  1994-1996:     Senior Securities Analyst
                                 RREEF Real Estate Securities Advisors
                                 San Francisco, California
                                 (Investment advisor to primarily pension funds)

         None of the entities listed above is a parent, subsidiary or other affiliate of Malan Realty Investors, Inc. The Nominee does not hold any positions or offices with Malan Realty Investors, Inc.

         The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

                  None.

         Set forth below are the number of shares of capital stock of Malan Realty Investors, Inc. beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock:

                  None.
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         The Nominee has entered into an Indemnification Agreement with
Kensington. The Indemnification Agreement includes the written consent of the Nominee to serve as director of Malan Realty Investors, Inc. if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Kensington contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.
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                                     ANNEX D

                  Name:                     PAUL GRAY II (the "Nominee")
                  Age:                      35
                  Business address:         4 Orinda Way, Suite 220D
                                            Orinda, CA 94563
                  Residence address:        969 Calle Verde
                                            Martinez, CA 94553

         Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  1994-Present:             Portfolio Manager
                                            Kensington Investment Group, Inc.
                                            Orinda, California
                                            (Investment advisors to five
                                            separate investment accounts and the
                                            general partner to ten limited
                                            partnership investment partnerships)

         None of the entities listed above is a parent, subsidiary or other affiliate of Malan Realty Investors, Inc. The Nominee does not hold any positions or offices with Malan Realty Investors, Inc.

         The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

                  None.

         Set forth below are the number of shares of capital stock of Malan Realty Investors, Inc. beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock:

                  None.

         The Nominee has entered into an Indemnification Agreement with Kensington. The Indemnification Agreement includes the written consent of the Nominee to serve as director of Malan Realty Investors, Inc. if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Kensington contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.
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                                     ANNEX E

                  Name:                     John Patrick Kramer (the "Nominee")
                  Age:                      43
                  Business address:         4 Orinda Way, Suite 220D
                                            Orinda, CA 94563
                  Residence address:        120 Windsor Ave.
                                            Kensington, CA 94708

         Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

                  1993-Present:             President
                                            Kensington Investment Group, Inc.
                                            Orinda, California
                                            (Investment advisors to five
                                            separate investment accounts and the
                                            general partner to ten limited
                                            partnership investment partnerships)

         None of the entities listed above is a parent, subsidiary or other affiliate of Malan Realty Investors, Inc. The Nominee does not hold any positions or offices with Malan Realty Investors, Inc.

         The Nominee currently is a director of the following companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940:

                  None.

         Set forth below are the number of shares of capital stock of Malan Realty Investors, Inc. beneficially owned by the Nominee within the meaning of SEC Rule 13d-1 and earliest date of acquisition of such capital stock:

                  None.

         The Nominee has entered into an Indemnification Agreement with Kensington. The Indemnification Agreement includes the written consent of the Nominee to serve as director of Malan Realty Investors, Inc. if nominated and elected as a director. For a description of the arrangements and understanding between the Nominee and Kensington contained within the Indemnification Agreement with respect to the proposals contained in the Notice, the election of the Nominee as a director, and actions to be proposed or taken by the Nominee if elected as director, see the Notice to which this Annex is attached.